Exhibit 99.6

NOTE PURCHASE AGREEMENT

By and Between

IDG Alternative Global Limited

And

IDG MAXIMUM FINANCIAL LIMITED

Dated as of October 29, 2015

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of October 29, 2015, by and between:

(1) IDG Alternative Global Limited, a company incorporated under the laws of the British Virgin Islands, whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Borrower”); and

(2) IDG MAXIMUM FINANCIAL LIMITED, a company incorporated under the laws of the British Virgin Islands, whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Lender”).

The Borrower and the Lender are each herein referred to as a “Party” and collectively as the “Parties”.

In consideration of the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Parties hereby agree as follows:

Article I
DEFINITIONS

Section 1.1            Certain Definitions. For purposes of this Agreement:

“Borrower Shareholders Agreement” means that certain shareholders agreement dated about the date hereof, by and among, the Borrower, the Lender and Deanhale Limited, an exempted company incorporated with limited liability under the laws of the British Virgins Islands.

“Contract” means any agreement, contract, lease, indenture, instrument, note, debenture, bond, mortgage or deed of trust or other agreement, commitment, arrangement or understanding.

“Encumbrance” means any security interest, pledge, mortgage, lien, charge, claim, hypothecation, title defect, right of first option or refusal, right of pre-emption, third-party right or interests, put or call right, lien, adverse claim of ownership or use, or other encumbrance of any kind.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any federal, national, foreign, supranational, state, provincial, local, municipal or other political subdivision or other government, governmental, regulatory or administrative authority, agency, board, bureau, department, instrumentality or commission or any court, tribunal, judicial or arbitral body of competent jurisdiction or stock exchange.

“Governmental Order” means any order, ruling, decision, verdict, decree, writ, subpoena, mandate, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Securities Laws” means the Securities Act of 1933, as amended, the Exchange Act, the listing rules of, or any listing agreement with, the New York Stock Exchange and any other applicable Law regulating securities issuance and purchase matters.

“Transfer” means, with respect to any security, any sale, assignment, transfer, distribution or other disposition thereof, or other conveyance, creation, incurrence or assumption of a legal or beneficial interest therein, or a participation or Encumbrance therein, or creation of any short position in any such security or any other action or position otherwise reducing risk related to ownership through hedging or other derivative instrument, whether voluntarily or by operation of Law, whether in a single transaction or a series of related transactions.

Section 1.2            Other Defined Terms. The following terms have the meanings set forth in the Sections set forth below:

Defined Term	Section

Agreement	Preamble
Authorization	Section 3.1(d)
Borrower	Preamble
Closing	Section 2.1(b)
HKIAC	Section 6.8(a)
HKIAC Rules	Section 6.8(a)
Lender	Preamble
Note	Section 2.1(a)
Parties	Preamble
Party	Preamble
Principal Amount	Section 2.1(a)

Section 1.3            Interpretation and Rules of Construction. References to the singular include references to the plural and vice versa. The words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation.” The words “to the extent” when used in this Agreement shall be deemed to be followed by the phrase “and only to the extent.” Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement and Exhibits and Schedules to this Agreement shall be deemed to form part of this Agreement. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to US$ shall be to United States dollars and to cash shall be to cash in U.S. dollars.

Article II
CLOSING AND DELIVERY

Section 2.1            Closing.

(a)           Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Borrower agrees to issue and sell a note (the “Note”) in the principal amount of US$26,230,000 (the “Principal Amount”) to the Lender against payment by the Lender to the Borrower of the Principal Amount.

(b)          Subject to the terms and conditions of this Agreement, the closing of the purchase, sale and delivery of the Note pursuant to this Agreement (the “Closing”) shall take place as soon as possible following the satisfaction or waiver of the conditions to the obligations of the Parties set forth in Sections 5.1 and 5.2, as applicable (other than such conditions as may, by their terms, only be satisfied on the date of the Closing).

Section 2.2            Closing Deliverables by the Borrower.

(a)           At the Closing, the Borrower shall:

(i)      execute and deliver to the Lender the Note, in the form as set forth in Exhibit A hereto, reflecting the name of the Lender, a principal amount equal to the Principal Amount and the date of the Closing; and

(ii)      deliver to the Lender a copy of the board resolutions (or shareholders’ resolutions if so required by its constitutional documents) of the Borrower approving this Agreement and the transactions contemplated hereunder (including but not limited to the issuance of the Note).

Section 2.3            Closing Deliverables by the Lender. At the Closing, the Lender shall remit the Principal Amount to the Borrower’s account as designated by the Borrower in immediately available funds.

Article III
REPRESENTATIONS AND WARRANTIES

Section 3.1            Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lender that each of the representations and warranties contained in this Section 3.1 is true, complete and not misleading as of the date of this Agreement, and each of such representations and warranties shall be true, complete and not misleading on and as of the date of the Closing, with the same effect as if made on and as of the date of the Closing (unless such representation or warranty by its term speaks of a specified date, in which case the accuracy of such representation or warranty will be determined with respect to such date).

(a)           Organization, Good Standing and Qualification of the Borrower. The Borrower is duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands. The Borrower has all requisite legal and corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as proposed to be conducted, and is duly qualified to transact business in each jurisdiction in which it currently conducts and proposes to conduct business.

(b)          Authority. The Borrower has all requisite capacity, power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Borrower of this Agreement and the consummation by the Borrower of the transactions contemplated hereby have been duly authorized by all requisite corporate or other action on the part of the Borrower. This Agreement has been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to applicable Laws.

(c)           Noncontravention. The execution, delivery and performance by the Borrower of this Agreement and the consummation of the transactions contemplated hereby, do not and shall not (i) conflict with or violate any provision of its constitutional documents, any applicable Law or any Governmental Order to which the Borrower is subject, or (ii) conflict with, result in any breach of or creation of an Encumbrance under, constitute a default (with or without notice or lapse of time, or both) under, require any notice or consent under, or give to others any rights of termination, acceleration or cancellation of, any Contract to which the Borrower is a party or by which the Borrower is bound or to which any of its assets or properties are subject other than, in the case of (ii) above, any such conflicts, breaches, defaults, accelerations or rights that would not materially impair or delay the Borrower’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(d)          Consents and Approvals. The execution, delivery and performance by the Borrower and the consummation of the transactions contemplated hereby do not and shall not require any consent of, action by or in respect of, or filing, submission or registration with, or giving of any notice to, any Governmental Authority or any other Person (each, an “Authorization”) to be obtained or made by the Borrower, except (i) for such Authorizations as have already been obtained or made by the Borrower before the date hereof, or (ii) as otherwise explicitly provided in this Agreement.

(e)           Valid Issuance of the Note. The Note when issued in accordance with this Agreement will be duly authorized and validly issued.

Section 3.2            Representations and Warranties of the Lender. The Lender represents and warrants to the Borrower that each of the representations and warranties contained in this Section 3.2 is true, complete and not misleading as of the date of this Agreement, and each of such representations and warranties shall be true, complete and not misleading on and as of the date of the Closing, with the same effect as if made on and as of the date of the Closing (unless such representation or warranty by its term speaks of a specified date, in which case the accuracy of such representation or warranty will be determined with respect to such date).

(a)           Organization, Good Standing and Qualification. The Lender is duly organized, validly existing and in good standing under the law of the British Virgin Islands. The Lender has all requisite legal and corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as proposed to be conducted, and is duly qualified to transact business in each jurisdiction in which it currently conducts and proposes to conduct business.

(b)          Authority. The Lender has all requisite capacity, power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Lender of this Agreement and the consummation by the Lender of the transactions contemplated hereby have been duly authorized by all requisite corporate or other action on the part of the Lender. This Agreement has been duly executed and delivered by the Lender and constitutes legal, valid and binding obligations of the Lender, enforceable against the Lender in accordance with its terms, subject to applicable Law.

(c)           Noncontravention. The execution, delivery and performance by the Lender of this Agreement and the consummation of the transactions contemplated hereby, do not and shall not (i) conflict with or violate any provision of its constitutional documents, any applicable Law or any Governmental Order to which the Lender is subject or (ii) conflict with, result in any breach of or creation of an Encumbrance under, constitute a default (with or without notice or lapse of time, or both) under, require any notice or consent under, or give to others any rights of termination, acceleration or cancellation of, any Contract to which the Lender is a party or by which it is bound or to which any of its assets or properties are subject, other than, in the case of (ii) above, any such conflicts, breaches, defaults, accelerations or rights that would not materially impair or delay the Lender’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby and thereby.

(d)          Consents and Approvals. The execution, delivery and performance by the Lender of this Agreement and the consummation of the transactions contemplated hereby do not and shall not require any Authorizations to be obtained or made by the Lender, except (i) for such Authorizations as have already been obtained or made by the Lender before the date hereof, or (ii) as otherwise explicitly provided in this Agreement.

Article IV
COVENANTS AND AGREEMENTS

Section 4.1            Mandatory Prepayment. So long as any Note remains outstanding, in the event that, after the Debt Financing (as defined in the Borrower Shareholders Agreement) has been fully repaid, the Borrower receives any payment from (i) any Transfer of securities of SouFun beneficially owned by the Borrower or (ii) any dividend distribution by SouFun, the Borrower hereby agrees that all proceeds from such payment shall be used to first prepay any outstanding principal amount under such Note.

Article V
CONDITIONS TO CLOSING

Section 5.1            Conditions to Obligations of the Borrower. The obligations of the Borrower to consummate the transactions contemplated by this Agreement at the Closing are subject to the satisfaction on or prior to the Closing of the conditions set forth below, unless waived in writing by the Borrower.

(a)           Representations and Warranties. All representations and warranties made by the Lender in Section 3.2 (i) that are not qualified as to “materiality” shall be true and correct in all material respects as of the Closing and (ii) that are qualified as to “materiality” shall be true and correct as of the Closing in all respects, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct in all material respects or true and correct in all respects, as the case may be, as of such other date.

(b)          Performance of Obligations. The Lender shall have performed or complied in all material respects with all obligations and covenants required to be performed by it under this Agreement prior to or at the Closing.

(c)           No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting the consummation of such transactions or would (i) substantially delay the consummation in any material aspect of such transactions, or (ii) render any Party unable to consummate such transactions.

Section 5.2            Conditions to Obligations of the Lender. The obligations of the Lender to consummate the transactions contemplated by this Agreement at the Closing are subject to the satisfaction on or prior to the Closing of the conditions set forth below, unless waived in writing by the Lender.

(a)           Representations and Warranties. All representations and warranties made by the Borrower in Section 3.1 (i) that are not qualified as to “materiality” shall be true and correct in all material respects as of the Closing and (ii) that are qualified as to “materiality” shall be true and correct as of the Closing in all respects, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct in all material respects or true and correct in all respects, as the case may be, as of such other date.

(b)          Performance of Obligations. The Borrower shall have performed or complied in all material respects with all obligations and covenants required to be performed by it under this Agreement prior to or as of the Closing.

(c)           No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting the consummation of such transactions or would (i) substantially delay the consummation in any material aspect of such transactions, or (ii) render any Party unable to consummate such transactions.

Article VI
General PROVISIONS

Section 6.1            Further Assurances. Each Party agrees that it shall, from time to time on or after the date hereof, do, execute, acknowledge and deliver, and will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, certificates, bills of sale, assignments, transfers, conveyances, powers of attorney, assurances and other documents as may be reasonably requested by any other Party in order to effectuate the transactions contemplated hereby.

Section 6.2            Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 6.3            Entire Agreement. This Agreement, together with all schedules and exhibits hereto, constitute the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof.

Section 6.4            Confidentiality. Except as may be required by law, none of the Parties shall disclose to any third party the terms and conditions of this Agreement or the transactions contemplated hereby without the prior approval of the other Parties hereto. In the event of disclosure required by law, including, without limitation, by the Securities Laws, the disclosing party shall use all reasonable efforts and provide all reasonable cooperation to obtain confidential treatment of the materials or a protective order.

Section 6.5            Amendment; Waiver. No modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is approved in writing by each of the Parties. The failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 6.6            No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, except as expressly provided under this Agreement.

Section 6.7            Governing Law. This Agreement shall be governed by and construed under the Laws of the State of New York, without regard to principles of conflict of Laws thereunder.

Section 6.8            Dispute Resolution.

(a)           Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules (“HKIAC Rules”) in force when the notice of arbitration is submitted.

(b)          The law of this arbitration clause shall be Hong Kong law.

(c)           The seat of arbitration shall be Hong Kong.

(d)          The number of arbitrators shall be three. The arbitrators shall be appointed in accordance with the HKIAC Rules. The arbitration proceedings shall be conducted in English.

(e)           It shall not be incompatible with this arbitration agreement for any party to seek interim or conservatory relief from courts of competent jurisdiction before the constitution of the arbitral tribunal.

Section 6.9            Counterparts. This Agreement may be executed and delivered in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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 IN WITNESS WHEREOF, the Parties have caused this Note Purchase Agreement to be executed as of the date first written above by their respective duly authorized representative.

BORROWER:

IDG ALTERNATIVE GLOBAL LIMITED

By:	/s/ Chi Sing HO
	Name:	Chi Sing HO
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties have caused this Note Purchase Agreement to be executed as of the date first written above by their respective duly authorized representative.

LENDER:

IDG Maximum Financial Limited

By: /s/ Chi Sing HO
Name: Chi Sing HO
Title: Authorized Signatory

EXHIBIT A

FORM OF THE NOTE

Exhibit A to Note Purchase Agreement